Exhibit 99.1

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

	FOR	AGAINST	ABSTAIN
1.
To approve the principal terms of the Agreement and Plan of Merger, dated as of April 10, 2007, by and between Sterling Financial Corporation and North Valley Bancorp and the transactions contemplated thereby, including the merger of North Valley Bancorp with and into Sterling Financial Corporation and the merger of North Valley Bank with and into either Sterling Savings Bank or Golf Savings Bank.
	☐	☐	☐

2.	In the discretion of the proxy holders, to approve any proposal of the North Valley Bancorp Board of Directors to adjourn or postpone the special meeting.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	I PLAN TO ATTEND THE MEETING			☐

Dated:		, 2007

Signature

Signature if held jointly

Please mark, date and sign exactly as your name(s) appears(s) above. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one Trustee, all should sign.

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PAID ENVELOPE.

▲    FOLD AND DETACH HERE    ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to the Special Shareholders meeting.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE
http://www.proxyvoting.com/novb		1-866-540-5760
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at
www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

PROXY	NORTH VALLEY BANCORP	PROXY
Proxy Solicited on Behalf of the Board of Directors of North Valley Bancorp
for the Special Meeting of Shareholders, [*], 2007

      The undersigned holder of Common Stock acknowledges receipt of the Notice of Special Meeting of Shareholders of North Valley Bancorp (the "Corporation") and the accompanying Proxy Statement/Prospectus dated [*], 2007, and revoking any proxy heretofore given, hereby constitutes and appoints Michael J. Cushman and Kevin R. Watson, and each of them, each with full power of substitution, as attorneys and proxies to represent and vote, as designated on the reverse side, all shares of Common Stock of the Corporation that the undersigned would be entitled to vote at the Special Meeting of Shareholders of the Corporation to be held in the Administrative Offices of the Corporation at: 300 Park Marina Circle, Redding, California, on [*], [*], 2007, at 5:30 p.m., or at any postponement or adjournment thereof, upon the matters set forth in the Notice of Special Meeting and Proxy Statement/Prospectus. All properly executed proxies will be voted as indicated.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE PRINCIPAL TERMS OF THE AGREEMENT AND PLAN OF MERGER, DATED APRIL 10, 2007, BY AND BETWEEN THE CORPORATION AND STERLING FINANCIAL CORPORATION (“STERLING”) AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER OF THE CORPORATION WITH AND INTO STERLING WITH STERLING BEING THE SURVIVING ENTITY IN THE MERGER AND THE MERGER OF NORTH VALLEY BANK WITH AND INTO EITHER STERLING SAVINGS BANK OR GOLF SAVINGS BANK. WHEN THE PROXY IS PROPERLY EXECUTED, SHARES REPRESENTED BY THE PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN IN THE PROXY, SHARES REPRESENTED BY THE PROXY WILL BE VOTED “FOR” APPROVAL OF THE PRINCIPAL TERMS OF THE AGREEMENT AND PLAN OF MERGER, AND IN THE DISCRETION OF THE PROXY HOLDERS, “FOR” ANY PROPOSAL OF THE NORTH VALLEY BANCORP BOARD OF DIRECTORS TO ADJOURN OR POSTPONE THE SPECIAL MEETING.

THIS PROXY IS SOLICITED BY, AND ON BEHALF, OF, THE BOARD OF DIRECTORS OF THE CORPORATION AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

(Continued, and to be signed on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲    FOLD AND DETACH HERE    ▲

PRINT AUTHORIZATION	(THIS BOXED AREA DOES NOT PRINT)
To commence printing on this proxy card please sign, date and fax this card to: 212-691-9013

SIGNATURE:	DATE:	TIME:

☐ Mark this box if you would like the Proxy Card EDGARized:     ☐ ASCII       ☐ EDGAR II (HTML)
Registered Quantity (common)      1040       Broker Quantity     0